Zumiez Inc. Announces Record Fiscal 2012 Fourth Quarter and Full Year Results

Fourth Quarter 2012 Diluted EPS Increased 23.3% to a Record $0.74; Fiscal 2012 Full Year Diluted EPS Increased 12.5% to $1.35

LYNNWOOD, WA -- (Marketwire - March 14, 2013) - Zumiez Inc. (NASDAQ: ZUMZ) a leading multi-channel specialty retailer of action sports related apparel, footwear, hardgoods and accessories, today reported record results for the fourth quarter and fiscal year ended February 2, 2013.

Fourth Quarter Results

Total net sales for the fourth quarter ended February 2, 2013 (14 weeks) increased 22.1% to $224.4 million from $183.9 million in the quarter ended January 28, 2012 (13 weeks). Comparable store sales for the 14-week period ended February 2, 2013 decreased 1.0% compared to the same 14-week period ended February 4, 2012. Net income in the fourth quarter of fiscal 2012 increased 22.1% to $22.9 million, or $0.74 per diluted share from net income of $18.7 million, or $0.60 per diluted share in the fourth quarter of the prior fiscal year. The results for fiscal 2012 include $0.9 million, or approximately $0.02 per diluted share, of intangible amortization and inventory step-up costs associated with the acquisition of Blue Tomato, and a net benefit of $0.4 million, or approximately $0.01 per diluted share, of contingent earn-out associated with the Blue Tomato transaction.

Full Year Results

Total net sales for fiscal 2012 (53 weeks) increased 20.4% to $669.4 million from $555.9 million in fiscal 2011 (52 weeks). Comparable store sales for the 53-week period ended February 2, 2013 increased 5.0% compared to the same 53-week period ended February 4, 2012. Net income in fiscal 2012 increased 12.9% to $42.2 million, or $1.35 per diluted share compared to net income in the prior fiscal year of $37.4 million, or $1.20 per diluted share. Results for fiscal 2012 include approximately $7.3 million, or $0.19 per diluted share, of Blue Tomato acquisition related costs and operations, and approximately $2.1 million, or $0.04 per diluted share, of costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

Share Repurchase Program

During the fourth quarter 2012, the Company repurchased approximately 1.3 million shares of its common stock, at an average cost per share of $20.43, for a total of $25.8 million. As of February 2, 2012, the $22 million repurchase program announced in November 2012 had been completed and the Company had $16 million authorized repurchase funds remaining under its $20 million stock repurchase program announced in December 2012.

Cash and Current Marketable Securities

At February 2, 2013, the Company had cash and current marketable securities of $103.2 million, compared to cash and current marketable securities of $172.8 million at January 28, 2012. The decrease in cash and current marketable securities is a result of the acquisition of Blue Tomato, which was funded by the Company's cash and current marketable securities balance, as well as capital expenditures and stock repurchases, offset by cash generated through operations.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "We are pleased with the quality of our fourth quarter results. Our ability to deliver better than expected sales and earnings underscores the strength of our business model which is rooted in a diverse branded merchandising strategy, highly differentiated shopping experience, and unique culture. It's these principles that have allowed us to consistently drive Zumiez forward. With the consumers use of technology evolving and reshaping the retail landscape we are confident that the investments we continue to make in our people, systems and processes will allow us to build on our position as the global leader in action sports retail for many years to come."

Fiscal 2013 First Quarter Outlook

The Company is introducing guidance for the three months ending May 4, 2013. Net sales are projected to be in the range of $141 to $144 million resulting in net income per diluted share of approximately $0.04 to $0.07, which includes an estimated $1.6 million, or approximately $0.04 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on an anticipated comparable store sales decrease in the mid single digit range for the first quarter of fiscal 2013.

The Company currently intends to open approximately 60 new stores in fiscal 2013, including up to 10 stores in Canada and 6 stores in Europe.

A conference call will be held today to discuss fourth quarter and fiscal 2012 year-end results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-213-8841 followed by the conference identification code of 85861294.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of March 2, 2013 we operated 501 stores, 472 in the United States, 21 in Canada, and 8 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended October 27, 2012 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                         Three Months Ended
                          ------------------------------------------------

                          February 2,              January 28,
                              2013     % of Sales      2012     % of Sales
                          -----------  ----------  -----------  ----------
Net sales                 $   224,405       100.0% $   183,859       100.0%
Cost of goods sold            138,722        61.8%     112,356        61.1%
                          -----------  ----------  -----------  ----------
Gross profit                   85,683        38.2%      71,503        38.9%

Selling, general and
 administrative expenses       49,582        22.1%      40,190        21.9%
                          -----------  ----------  -----------  ----------
Operating profit               36,101        16.1%      31,313        17.0%

Interest income, net              258         0.1%         449         0.2%
Other expense, net               (116)        0.0%        (308)       (0.1%)
                          -----------  ----------  -----------  ----------
Earnings before income
 taxes                         36,243        16.2%      31,454        17.1%

Provision for income
 taxes                         13,359         6.0%      12,717         6.9%
                          -----------  ----------  -----------  ----------

Net income                $    22,884        10.2% $    18,737        10.2%
                          ===========  ==========  ===========  ==========

Basic earnings per share  $      0.75              $      0.61
                          ===========              ===========

Diluted earnings per
 share                    $      0.74              $      0.60
                          ===========              ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                        30,348                   30,646

  Diluted                      30,774                   31,211

                                 ZUMIEZ INC.
                      CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)

                                         Twelve Months Ended
                           -----------------------------------------------

                           February 2,             January 28,
                               2013    % of Sales      2012     % of Sales
                           ----------- ----------  -----------  ----------
                           (unaudited)
Net sales                  $   669,393      100.0% $   555,874       100.0%
Cost of goods sold             428,109       64.0%     354,198        63.7%
                           ----------- ----------  -----------  ----------
Gross profit                   241,284       36.0%     201,676        36.3%

Selling, general and
 administrative expenses       172,742       25.8%     141,444        25.5%
                           ----------- ----------  -----------  ----------
Operating profit                68,542       10.2%      60,232        10.8%

Interest income, net             1,410        0.2%       1,836         0.4%
Other income (expense),
 net                               327        0.1%        (379)       (0.1%)
                           ----------- ----------  -----------  ----------
Earnings before income
 taxes                          70,279       10.5%      61,689        11.1%

Provision for income taxes      28,115        4.2%      24,338         4.4%
                           ----------- ----------  -----------  ----------

Net income                 $    42,164        6.3% $    37,351         6.7%
                           =========== ==========  ===========  ==========

Basic earnings per share   $      1.37             $      1.22
                           ===========             ===========

Diluted earnings per share $      1.35             $      1.20
                           ===========             ===========

Weighted average shares
 used in computation of
 earnings per share:
  Basic                         30,742                  30,527

  Diluted                       31,273                  31,119

                                 ZUMIEZ INC.
                         CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                  February 2,   January 28,
                                                      2013          2012
                                                 ------------- -------------
                     Assets                       (unaudited)
Current assets
Cash and cash equivalents                        $      17,579 $      14,779
Marketable securities                                   85,593       158,019
Receivables                                              9,467         6,284
Inventories                                             77,598        65,037
Prepaid expenses and other                               9,192         7,907
Deferred tax assets                                      3,885         1,477
                                                 ------------- -------------
  Total current assets                                 203,314       253,503

Fixed assets, net                                      115,474        89,478
Goodwill                                                64,576        13,154
Intangible assets, nets                                 20,480             -
Long-term other assets                                   5,254         6,022
                                                 ------------- -------------
  Total long-term assets                               205,784       108,654

  Total assets                                   $     409,098 $     362,157
                                                 ============= =============

      Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                           $      16,052 $      21,743
Accrued payroll and payroll taxes                       11,057         9,062
Income taxes payable                                     6,957         5,835
Deferred rent and tenant allowances                      4,901         4,230
Other liabilities                                       18,232        14,706
                                                 ------------- -------------
  Total current liabilities                             57,199        55,576

Long-term deferred rent and tenant allowances           36,928        32,321
Long-term deferred tax liabilities                       5,544             -
Long-term debt and other liabilities                     6,006         1,983
                                                 ------------- -------------
  Total long-term liabilities                           48,478        34,304

                                                 ------------- -------------
  Total liabilities                                    105,677        89,880
                                                 ------------- -------------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000 shares
 authorized; none issued and outstanding                     -             -
Common stock, no par value, 50,000 shares
 authorized; 30,114 shares issued and
 outstanding at February 2, 2013 and 31,170
 shares issued and outstanding at January 28,
 2012                                                  108,360        99,412
Accumulated other comprehensive income                   6,010           135
Retained earnings                                      189,051       172,730
                                                 ------------- -------------
  Total shareholders' equity                           303,421       272,277
                                                 ------------- -------------

  Total liabilities and shareholders' equity     $     409,098 $     362,157
                                                 ============= =============

                                 ZUMIEZ INC.
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)

                                                     Fiscal Year Ended
                                               ----------------------------
                                                February 3,    January 28,
                                                    2013           2012
                                               -------------  -------------
                                                (unaudited)
Cash flows from operating activities:
Net income                                     $      42,164  $      37,351
Adjustments to reconcile net income to net
 cash provided by operating activities:
Depreciation, amortization and accretion              22,957         19,744
Deferred taxes                                        (1,630)         3,441
Stock-based compensation expense                       5,996          5,303
Excess tax benefit from stock-based
 compensation                                         (2,094)        (1,826)
Lease termination costs                                1,397              -
Other                                                    389            608
Changes in operating assets and liabilities:
  Receivables                                         (2,568)          (671)
  Inventories                                         (2,987)        (8,833)
  Prepaid expenses and other                          (1,125)          (607)
  Trade accounts payable                              (5,626)         4,295
  Accrued payroll and payroll taxes                    1,207          1,485
  Income taxes payable                                 1,843          2,868
  Deferred rent and tenant allowances                  5,469          5,334
  Other liabilities                                      833           (427)
                                               -------------  -------------
Net cash provided by operating activities             66,225         68,065
                                               -------------  -------------

Cash flows from investing activities:
Additions to fixed assets                            (41,070)       (25,508)
Acqusitions, net of cash acquired                    (70,711)             -
Purchases of marketable securities and other
 investments                                        (121,003)      (194,531)
Sales and maturities of marketable securities
 and other investments                               191,705        151,965
                                               -------------  -------------
Net cash used in investing activities                (41,079)       (68,074)
                                               -------------  -------------

Cash flows from financing activities:
Payments on long-term debt                              (258)             -
Repurchase of common stock                           (25,213)             -
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments           858          1,589
Excess tax benefit from stock-based
 compensation                                          2,094          1,826
                                               -------------  -------------
Net cash (used in) provided by financing
 activities                                          (22,519)         3,415
                                               -------------  -------------

Effect of exchange rate changes on cash and
 cash equivalents                                        173             16

Net increase in cash and cash equivalents              2,800          3,422
Cash and cash equivalents, beginning of period        14,779         11,357
                                               -------------  -------------
Cash and cash equivalents, end of period       $      17,579  $      14,779
                                               =============  =============

Supplemental disclosure on cash flow
 information:
Cash paid during the period for income taxes   $      27,840  $      18,014
Accrual for purchases of fixed assets                  1,942          3,083
Accrual for repurchase of common stock                   630              -

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200